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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, (the "Agreement") dated and effective as of the signing date indicated on the signature page below (the "Effective Date") is made by and between Dayton Superior Corporation, an Ohio corporation (the "Company"), and Stephen R. Morrey (the "Executive").

                                    RECITALS:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, the parties agree as follows:

1. Certain Definitions.

         (a) "Annual Base Salary" shall have the meaning set forth in Section 4(a).

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) The Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's:

                  (i) willful or gross misconduct or material failure in the performance of his duties and responsibilities hereunder (or in the event of any termination pursuant to Section 7(a)(ii) hereof, duties and responsibilities commensurate with the Executive's position), other than any such failure resulting from the Executive's Disability, which misconduct or failure continues beyond 14 days after the company notifies the Executive, in writing, of the Company's finding of such misconduct or failure; or

                  (ii) conviction of or plea of guilty or nolo contendre to, a felony, or a crime involving moral turpitude; or

                  (iii) fraud or personal dishonesty involving the Company's assets.

         (d) "Change in Control" shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder)
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directly or indirectly acquires beneficial ownership (within the meaning of Rule
13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition.

         (e) "Common Stock" shall mean the Class A common shares of the Company, without par value.

         (f) "Company" shall have the meaning set forth in the preamble hereto.

         (g) "Compensation Committee" shall mean the Compensation Committee of the Board.

         (h) "Date of Termination" shall mean (i) if the Executive's employment is terminated by reason of his death, the date of his death, and (ii) if the Executive's employment is terminated pursuant to Sections 5(a)(ii) - (vi), the date specified in the Notice of Termination.

         (i) "Disability" shall mean the inability of the Executive to perform his duties and responsibilities as an officer or employee of the Company or any of its subsidiaries on a full-time basis for more than six months within any 12-month period because of a physical, mental or emotional incapacity resulting from injury, sickness or disease.

         (j) "EBITDA" with respect to any period of determination shall mean the sum of the following (without duplication): (i) consolidated net income (or loss) of the Company and, if applicable, its subsidiaries for such period (exclusive of the effect of extraordinary items), as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles consistently applied, as such principles are in effect at the date hereof, plus (ii) amounts deducted from net revenues in determining such net income (or loss) on account of (w) depreciation and amortization, (x) interest expense (net of interest income), (y) all taxes on income and (z) any management or acquisition fee charged to the Company by the Principal Stockholder.

         (k) "Effective Date" shall have the meaning set forth in the recitals hereto.

         (l) "Employment Date" shall have the meaning set forth in Section 2.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (n) "Executive" shall have the meaning set forth in the preamble here-to.

         (o) The Executive shall have "Good Reason" to resign hereunder if (i) the Executive's title hereunder is materially diminished or (ii) the Company requires the Executive to report to any individual or group other than the full Board, in either case without his written

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consent and provided that the Executive has provided the Company with notice thereof and a reasonable opportunity to cure.

         (p) "Management Stockholders' Agreement" shall mean that certain Management Stockholders' Agreement to be entered into by and among the Company, Odyssey Investment Partners Fund, LP, the Executive and the other employee stockholders party thereto, effective as of June 16, 2000, as amended from time to time.

         (q) "Notice of Termination" shall have the meaning set forth in Section 5(b).

         (r) "Option Agreements" shall mean any written agreements between the Company and the Executive pursuant to which the Executive holds or is granted options to purchase Common Stock.

         (s) "Option Plan" shall mean the 2000 Stock Option Plan of Dayton Superior Corporation, as amended from time to time.

         (t) "Principal Stockholder" shall mean Odyssey Investment Partners Fund, LP and any of its Permitted Assignees (as such term is defined in the Management Stockholders' Agreement).

         (u) "Prohibited Competition" shall have the meaning set forth in
Section 7(b).

         (v) "Purchased Stock" Shall have the meaning set forth in Section 4(d).

         (w) "Signing Bonus" Shall have the meaning set forth in Section
4(b)(ii).

         (x) "Term" shall have the meaning set forth in Section 2.

2. Employment.

         The Company shall continue to employ the Executive and the Executive shall remain in the employ of the Company, for the period set forth in this
Section 2, in the positions set forth in Section 3 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on July 15, 2002 (the "Employment Date") and ending on the fourth anniversary thereof unless earlier terminated as provided in Section 5; provided, however, that the Agreement shall automatically be extended, beginning on the fourth anniversary of the Employment Date, for successive one-year periods (each, an "Extension Term") unless so earlier terminated under Section 5 or unless the Executive or the Company shall give written notice to the other of his or its intention not to renew this Agreement no less than 120 days prior to the scheduled expiration of the Initial Term or the then applicable Extension Term (the Initial Term and any Extension Term shall collectively be referred to hereunder as the "Term").

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3. Position, Duties and Location.

         (a) During the Term, the Executive shall serve as the Chief Executive Officer of the Company and, subject to his election thereto, as a member of the Board, with such customary responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board. During the Term, the Executive will report to the entire Board, and not to any individual or any sub-committee of the Board. During the period of the Executive's employment as Chief Executive Officer, the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company; provided, that it shall not be considered a violation of the foregoing for the Executive to (i) with the prior consent of the Board (which consent shall not unreasonably be withheld), serve on corporate, industry, civic or charitable boards or committees and (ii) manage his personal investments, so long as none of such activities significantly interferes with the Executive's duties hereunder.

         (b) As of the Employment Date, the Principal Stockholders shall cause the Executive to be appointed or elected to the Board. During the Term, the Board shall propose the Executive for re-election to the Board and the Principal Stockholders shall vote all of their shares of Common Stock in favor of such re-election. If elected or appointed thereto, and only for the duration of such elected term or appointment, the Executive shall also serve as a director of any of the Company's subsidiaries and/or in one or more executive offices of any entities owned by the Company.

         (c) The Executive's principal place of employment shall be the Company's offices in Dayton, OH. The Executive shall promptly, and in no event later than December 31, 2002, relocate his household from the Romeo, Michigan area to the Dayton, Ohio area.

4. Compensation and Related Matters.

         (a) Annual Base Salary. During the Term, Company shall pay to the Executive a base salary at a rate that is no less than $375,000 per annum (the "Annual Base Salary"), payable in accordance with the Company's normal payroll practices. The rate of the Annual Base Salary shall be reviewed by the Compensation Committee on or prior to each anniversary of the Employment Date during the Term and may be increased, but not decreased, upon such review.

         (b) Bonuses.

                  (i) Annual Bonus. For each fiscal year during the Term, the Executive shall be eligible to participate in the Company's annual cash bonus plan in accordance with terms and provisions which shall be consistent with the Company's executive bonus policy in effect as of the Effective Date. Notwithstanding the foregoing, the Executive's annual bonus for the 2002 fiscal year shall be at least $112,000.

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                  (ii) Signing Bonus. No later than five business days following the Executive's receipt of his first paycheck in accordance with the Company's normal payroll practices, the Company shall pay to the executive a one-time signing bonus of $100,000 (the "Signing Bonus").
         If for any reason the Executive fails to relocate his household to the Dayton, Ohio area in accordance with the terms of Section 3(c), then the Executive shall immediately, upon such failure, return the full amount of the Signing Bonus to the Company.

         (c) Long Term Incentive Compensation. During the Term, the Executive shall be entitled to participate in the Option Plan or any successor plan thereto.

         (d) Stock Purchase.

                  (i) Not more than two weeks after the Executive receives the Signing Bonus, the Executive shall purchase from the Company 14,545.45 shares of Common Stock (the "Purchased Stock") at the price of $27.50 per share. Such shares shall be subject to the terms of, and such purchase shall be contingent upon, the Executive's execution of, the Management Stockholders' Agreement.

                  (ii) As of the date the Executive purchases the Purchased Stock from the Company, the Executive shall deliver to the Company, as consideration for the Purchased Stock (A) $50,000 in cash and (B) one or more promissory notes executed by the Executive in favor of the Company in the aggregate principal amount of $350,000 (which note or notes shall be fully recourse to the Executive with respect to a principal amount of no more than $175,000). In addition, the parties shall enter into any subscription agreement, loan agreement, pledge agreement, or other similar agreement evidencing the purchase and sale of the Purchased Stock and/or the loan evidenced by the promissory note as is reasonably requested by the Company, in each case containing customary terms and conditions consistent with the Company's past practice.

         (e) Benefits. During the Term, the Executive shall be entitled to participate in the employee benefit plans, programs and arrangements of the Company in effect as of the date hereof (or, to the extent determined by the Board or Compensation Committee, in effect hereafter) which are applicable to the senior officers of the Company generally, subject to and on a basis consistent with the terms, conditions and overall administration thereof. Furthermore, during the Term, the benefits provided under such employee benefit plans, programs and arrangements (other than any stock option, restricted stock or other equity based plan) shall, in the aggregate, be substantially equivalent to the benefits provided by the Company as of the Effective Date (other than pursuant to any stock option, restricted stock or other equity based plan).

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         (f) Expenses. Pursuant to the Company's customary policies in force at the time of payment, the Executive shall be reimbursed for all expenses properly incurred by the Executive on the Company's behalf in the performance of the Executive's duties hereunder.

         (g) Vacation. During the Term, the Executive shall be entitled to 20 vacation days, and to compensation in respect of earned but unused vacation days in accordance with the Company's vacation policy as in effect as of the Effective Date. The Executive shall also be entitled to paid holidays in accordance with the Company's practices with respect to same as in effect as of the Effective Date.

         (h) Automobile. During the Term, the Company shall provide the Executive with an annual personal automobile allowance of $13,800. In addition to such annual allowance, upon furnishing of adequate documentation, the Company shall reimburse the Executive for reasonable, documented fuel and maintenance expenses incurred by the Executive with respect to such personal automobile.

         (i) Club Membership and Hangar Fees. During the Term, the Company shall pay on behalf of the Executive, or reimburse the Executive for, (i) membership fees payable in connection with the Executive's membership in one country, alumni, or social club of the Executive's choice and/or (ii) hangar fees for the Executive's personal aircraft, provided that such membership and/or hangar fees shall not in the aggregate exceed $6,000 per year.

         (j) Tax and Financial Planning Assistance. During the Term, the Company shall, upon submission of proper documentation, pay on behalf of the Executive, or reimburse the Executive for, reasonable expenses incurred for professional assistance in planning and preparing his tax returns and managing his financial affairs, consistent with the Company's practices as in effect on the date of execution of this Agreement.

         (k) Relocation Expenses.

                  (i) Upon furnishing of adequate documentation, the Company shall reimburse the Executive for reasonable, customary, documented, out-of-pocket expenses, not to exceed $100,000, associated with the relocation of the Executive and his family from the Romeo, Michigan area to the Dayton, Ohio area. Such expenses shall include moving expenses, meals, closing costs, real estate commissions, attorney's fees, and other similar expenses incurred in connection with the relocation of his household and the sale of his principal residence.

                  (ii) Upon furnishing of adequate documentation, the Company shall reimburse the Executive for reasonable, documented expenses incurred for up to two house hunting trips to the Dayton, Ohio area to be taken by the Executive and his spouse.

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                  (iii) The Executive shall promptly sell his principal
         residence in Romeo, Michigan in a commercially reasonable manner. The Company shall reimburse the Executive for the positive difference, if any, between the market value (as determined below) of his current residence and the sale price of such residence. The market value of the Executive's home shall be determined by a nationally recognized appraisal firm retained by the Company. The Company shall pay the expenses for such appraisal.

         (l) Airplane. The Company shall reimburse the Executive for all reasonable travel and business expenses incurred by him in the use of his personal aircraft for the performance of his duties to the Company, in accordance with such procedures as shall be established in good faith by the Company.

5. Termination.

         (a) The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances and in accordance with subsection (b):

                  (i) Death. The Executive's employment hereunder shall terminate upon his death.

                  (ii) Disability. If the Company determines in good faith that the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such Notice of Termination by the Executive, provided that within such 30 day period the Executive shall not have returned to full-time performance of his duties.

                  (iii) Termination for Cause. The Company may terminate the Executive's employment hereunder for Cause.

                  (iv) Termination without Cause. The Company may terminate the Executive's employment hereunder without Cause.

                  (v) Resignation without Good Reason. The Executive may resign his employment hereunder without Good Reason.

                  (vi) Resignation for Good Reason. The Executive may resign his employment hereunder for Good Reason.

         (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive under this Section 5 (other than termination pursuant to subsection (a)(i)) shall be communicated by a written notice from the Board or the Executive to the other,

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indicating the specific termination provision in this Agreement relied upon, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and specifying a Date of Termination (a "Notice of Termination"). For purposes of this Agreement, the "Date of Termination" shall be (i) with respect to any termination by reason of the Executive's Disability, 30 days following the receipt of the notice described in Section 5(a)(ii); (ii) with respect to the Executive's termination for Cause, the date of the Notice of Termination, and (iii) with respect to the Executive's termination of employment for any other reason, at least 30 days following the date of the Notice of Termination. The Executive shall continue to receive his Annual Base Salary, annual bonus and all other compensation and perquisites referenced in Section 4 through the Date of Termination.

6. Severance Payments.

         (a) Termination for any Reason. In the event the Executive's employment with the Company is terminated for any reason, the Company shall pay the Executive (or his beneficiary in the event of his death) any unpaid Annual Base Salary that has accrued as of the Date of Termination, any unreimbursed expenses due to the Executive and an amount for accrued but unused vacation days. The Executive shall also be entitled to accrued, vested benefits under the Company's benefit plans and programs as provided therein. The Executive shall be entitled to the additional payments and benefits described below only as set forth herein.

         (b) Termination without Cause or Termination by Reason of Death or Disability. In the event of the Executive's Termination without Cause (pursuant to Section 5(a)(iv)) resignation for Good Reason (pursuant to Section 5(a)(vi) or termination by reason of Death or Disability (pursuant to Section 5(a)(i) or (ii), respectively), in each case during the Term (including any Extension
Term), the Company shall pay to the Executive the amounts described in subsection (a) and, subject to the Executive's compliance with Sections 7 and 8 and the Executive's execution of a general waiver and release of claims agreement in the Company's customary form:

                  (i) pay to the Executive, for the twenty-four month period following the Date of Termination, in accordance with its regular payroll practice, his Annual Base Salary as in effect on the Date of Termination; and

                  (ii) for the year in which the termination occurs, pay to the Executive a pro-rated amount of bonus based on the Company's executive annual bonus plan as in effect at that time; and

                  (iii) continue for three years the Executive's coverage under the Company medical and dental plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination (or, if the Company amends, replaces or terminates any such plan or program following such Date of Termination, the Company

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         medical and dental plans provided to employees similarly situated to
         Executive), as if the Executive were an active employee during such time, subject to standard employee contributions by the Executive as are required under such plans, and further subject to the Executive's election of "COBRA" continuation coverage during such period. All post-employment coverage under such plans shall be co-extensive with COBRA continuation coverage required by federal (and where applicable by state) law, and shall cease if the Executive becomes eligible for coverage under another employer's plans.

7. Competition.

         (a) (i) The Executive shall not engage in any Prohibited Competition (as defined below in Section 7(b)) at any time during the Term, and, subject to subsection (ii) for a period of two years after the end of the Term.

                  (ii) Notwithstanding Section (a)(i), in the event that (x) the Company gives valid notice of non-extension of the Term (y) the Executive continues to perform services for the Company on an at-will basis following the expiration of the Initial Term, or, as applicable, the expiration of any Extension Term and (z) the Company terminates the Executive's employment following the expiration of the Initial Term or, as applicable, the expiration of any Extension Term, for any reason other than for Cause, then, effective as of the date of such termination (the "Termination Date"), at the Company's option, either:

                           (A) This Section 7 shall be null and void in all
                  respects; or

                           (B) (1) The Executive shall not engage in any
                  Prohibited Competition at any time during the period of two years following the Termination Date; and

                                    (2) Subject to (x) the Executive's continued
                           compliance with Sections 7 and 8 hereof throughout such two-year period, and (y) the Executive's execution of a general waiver and release of claims agreement effective as of the Termination Date in the Company's customary form, the Company shall:

                                             (a) Pay to the Executive, for the
                                    twenty-four month period following the
                                    Termination Date, in accordance with the Company's regular payroll practice, the Executive's Annual Base Salary as in effect on the Termination Date; and

                                             (b) For the year in which the
                                    termination occurs, pay to the Executive a pro-rated amount of his annual bonus based on the Company's executive annual bonus plan as in effect at that time; and

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                                             (c) Continue for three years the
                                    Executive's coverage under the Company's medical and dental plans and programs in which he was entitled to participate immediately prior to the Termination Date (or, if the Company amends, replaces or terminates any such plan or program following the Termination Date, the Company's medical and dental plans provided to employees similarly situated to the Executive), as if the Executive was an active employee during such time, subject to standard employee contributions by the Executive as are required under such plans, and further subject to the Executive's election of "COBRA" continuation coverage during such period. All post-employment coverage under such plans shall be co-extensive with COBRA continuation coverage required by federal (and where applicable by state) law, and shall cease if you become eligible for coverage under another employer's plans.

         In the event that the Company terminates the Executive's employment without Cause pursuant to this subsection (ii), the Company will provide the Executive with written notice on or prior to the 10th business day following such termination as to whether or not the Company intends to enforce section (A) or (B) of this subsection (ii).

         (b) For purposes of this Agreement, the Executive shall be considered to engage in prohibited competition ("Prohibited Competition") if the Executive shall: directly or indirectly, engage in or own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit his name to be used by or in connection with, any business or organization which produces, designs, conducts research on, provides, sells, leases, distributes or markets accessories, chemicals, forming and related products used in concrete and masonry construction (the "Business") which, directly or indirectly, competes with the Business conducted by Company and its subsidiaries in North America, South America and Europe, it being understood that the foregoing shall not limit the Executive from making passive investments of less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system.

         (c) In the event any the terms of this Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

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8. Nondisclosure of Proprietary Information.

         (a) Except as required in the faithful performance of the Executive's duties hereunder or pursuant to subsection (c), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets, and any other information that would be protected under the Uniform Trade Secrets Act in Ohio, of or relating to the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, business strategy, business development, finances, principals, vendors, distributors, suppliers, customers, potential customers, manufacturing methods, sales methods, marketing methods, costs, prices, contractual relationships, information systems, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). The parties hereto agree that "confidential or proprietary information" shall not include information that (i) is a matter of public knowledge (other than by act of the Executive in violation hereof); (ii) was provided to the Executive (without breach of any obligation of confidence owed to the Company) by a third party which is not an affiliate of the Company or (iii) is required to be disclosed by law or judicial or administrative process.

         (b) Upon termination of the Executive's employment with Company for any reason and upon the Company's request, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning, without limitation, the Company's operations, processes, products, inventions, business practices, business strategy, business development, finances, principals, vendors, distributors, suppliers, customers, potential customers, manufacturing methods, sales methods, marketing methods, costs, prices, contractual relationships, information systems, regulatory status, compensation paid to employees or other terms of employment and/or which contain proprietary information or trade secrets.

         (c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

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9. Injunctive Relief.

         It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 7 and 8 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 7 and 8, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

10. Survival.

         The expiration or termination of the Term shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

11. Binding on Successors.

         This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

12. Governing Law.

         This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.

13. Validity.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Notices.

         Any notice, request, claim, demand, document or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

         (a) If to the Company, to:

         Dayton Superior Corporation
         7777 Washington Village Drive, Suite 130

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         Dayton, OH  45459
         Attention: Corporate Secretary
         Phone:  (937) 428-6360
         Fax:  (937) 428-9115

with copies to:

         Odyssey Investment Partners Fund, LP
         280 Park Avenue
         West Tower, 38th Floor
         New York, New York 10017
         Attention: William Hopkins
         Phone:  (212) 351-7900
         Fax:  (212) 351-7925

and

         Latham & Watkins
         885 Third Avenue
         New York, New York 10022
         Attention: Bradd L. Williamson, Esq.
         Phone:  (212) 906-1200
         Fax:  (212) 751-4864

         If to the Executive, to him at the address set forth below under his signature, with copies to:

         Peter Hardin-Levine, Esq.
         Baker & Hostetler
         3200 National City Center
         1900 E. 9th Street
         Cleveland, OH  44114
         Phone:  (216) 861-7909
         Fax:  (216) 696-0740

or at any other address as any party shall have specified by notice in writing to the other party in accordance with this Section 14.

15. Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

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16. Entire Agreement.

         The terms of this Agreement, together with the Management Stockholders' Agreement, the Option Plan and the Option Agreements, are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, and the aforementioned contemporaneous documents, shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement. Notwithstanding any of the foregoing to the contrary, in the event of a conflict between the terms of this Agreement and the Management Stockholders' Agreement, the terms of this Agreement shall govern.

17. Amendments; Waivers.

         This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Chairman of the Compensation Committee. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

18. No Inconsistent Actions.

         The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

19. Arbitration.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Cleveland, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7 or 8 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond; and provided further, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising

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
under or in connection with this Agreement. Each of the parties hereto shall bear its share of the fees and expenses of any arbitration hereunder.

20. Indemnification and Insurance; Legal Expenses.

         During the Term and so long as the Executive has not breached any of his obligations set forth in Sections 7 and 8, the Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Ohio, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorneys' fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expenses) and he shall be entitled to the protection of any insurance policies the Company shall elect to maintain generally for the benefit of its directors and officers ("Directors and Officers Insurance") against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). The Company covenants to maintain during the Term for the benefit of the Executive (in his capacity as an officer and director of the Company) Directors and Officers Insurance providing customary benefits to the Executive.

21. Taxes. All payments to be made to the Executive under this Agreement will be subject to any applicable withholding of federal, state and local income, employment and other taxes.

22. Conflict. To the extent that there is any conflict between the terms of this Agreement and the terms of the Option Plan or the Management Stockholders' Agreement, this Agreement shall govern.

                            [signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

        DAYTON SUPERIOR CORPORATION

        By:_____________________________________________
           Name:
           Title:
           Date:

        EXECUTIVE

        ________________________________________________
        Stephen R. Morrey

        ________________________________________________

        ________________________________________________

        ________________________________________________
            Address
            Date:

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
        Upon the Effective Date, accepted and agreed to for purposes of Section 3(b)

        ODYSSEY INVESTMENT PARTNERS FUND, LP

        By:    ODYSSEY CAPITAL PARTNERS, LLC,
               its general partner

        By:_____________________________________________
        Name:
        Title:

        Date: __________________________________________

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